UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 5, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On October 8, 2007, the board of directors of MarkWest Hydrocarbon, Inc. (the “Company”), the parent company of MarkWest Energy Partners, L.P. (the “Partnership”), announced that the “go-shop” process conducted on the Company’s behalf by Merrill Lynch & Co., the independent financial advisor to the deal committee of the Company’s board of directors, has ended.  During the “go-shop” process, Merrill Lynch & Co. held a variety of discussions with more than a dozen potential transaction partners and no proposal was received that constitutes, or could reasonably be expected to lead to, a proposal superior to that contemplated by the Agreement and Plan of Redemption and Merger, announced September 5, 2007, among the Company, the Partnership and MWEP, L.L.C.  As a result, no parties are designated as excluded parties under the process.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Under the terms of the redemption and merger agreement, the Company had the right to solicit and negotiate alternative proposals for a 30-day period following the date of the redemption and merger agreement.  With the expiration of the “go-shop” period and in the absence of excluded parties, the Company is continuing to work with MarkWest Energy Partners to complete the redemption and merger in a timely manner, subject to the receipt of stockholder and unitholder approvals and required regulatory approvals, as well as satisfaction of other customary closing conditions.

Cautionary Statements

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to this transaction. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at (866) 858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest

Hydrocarbon, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated October 8, 2007, announcing end of “Go-Shop” period with no parties designated as excluded parties.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: October 9, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer